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                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Registration Statement on Form S-4 of Avnet, Inc. of our report dated January 27, 2000, except for Note 17, as to which the date is March 2, 2000, relating to the consolidated financial statements and financial statement schedule of Savoir Technology Group, Inc., which are included in such Registration Statement in Appendix F. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

PricewaterhouseCoopers LLP


Austin, Texas
May 11, 2000